SciClone Reports Fourth Quarter and Year End 2006 Results

SAN MATEO, CA -- 03/15/2007 -- SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today reported results for the fourth quarter and full year ended December 31, 2006.

"We achieved several substantial clinical, financial and regulatory milestones over the course of the last twelve months. We reported positive interim phase 2 data using our lead product ZADAXIN® to treat malignant melanoma and advanced our plans to initiate a phase 2 clinical trial for our novel compound SCV-07," said Friedhelm Blobel, Ph.D., President and Chief Executive Officer of SciClone Pharmaceuticals, Inc. "Advancing toward our goal of building a leading pharmaceutical business in China, we increased our revenues from the sale of ZADAXIN to China, acquired the Chinese marketing rights to DC Bead™ and within six months filed a regulatory application for this product."

"Looking ahead into 2007, we intend to report final data from our ongoing phase 2 clinical trial using ZADAXIN to treat malignant melanoma and with our partner Sigma-Tau initiate a phase 3 clinical trial for this indication. In addition, we expect to commence a phase 2 clinical trial with SCV-07 in the United States and begin a clinical trial using DC Bead in China. Throughout the year, we will promote our unique development and marketing capabilities in China in our efforts to in-license additional products," continued Dr. Blobel.

Recent Highlights and Accomplishments

--  Increased ZADAXIN product revenues 16% for the full year 2006, primarily from our sales to China;

--  Submitted a regulatory application to the Chinese State Food and Drug
    Administration (SFDA) in December 2006 to market DC Bead, a product for the treatment of liver cancer, after acquiring the Chinese marketing rights in
    June 2006;

--  Reported positive interim phase 2 data showing that the use of ZADAXIN increased both the median survival and the overall (complete and partial)
    response for patients with stage IV malignant melanoma;

--  Completed enrollment in December 2006 of approximately 550 hepatitis C non-responder patients in the ongoing phase 3 clinical trial using a triple therapy of ZADAXIN, pegylated interferon alpha and ribavirin;

--  Advanced the clinical development of SCV-07 for the treatment of viral infectious disease, with plans to initiate a phase 2 clinical trial in the second quarter of 2007 for one of several indications being considered;

--  In the first half of 2006, received $8,000,000 in the settlement of a dispute regarding the performance of a clinical trial in Japan;

--  Appointed Friedhelm Blobel, Ph.D., President and Chief Executive
    Officer, in June 2006;

--  Promoted Richard A. Waldron to Executive Vice President and Chief
    Financial Officer and Hans Schmid to President and Managing Director of
    SciClone Pharmaceuticals International Ltd.

Financial Results

For the fourth quarter 2006, revenues from the sale of ZADAXIN, SciClone's lead product, increased by 16% to $8,464,000, compared with revenues of $7,314,000 reported for the fourth quarter 2005. For the full year ended December 31, 2006, product revenues increased by 16% to $32,433,000, compared with product revenues of $27,842,000 for 2005. The increase in product revenues for the fourth quarter and year ended December 31, 2006 is primarily attributable to an increase in the quantity of ZADAXIN sold in China, which accounts for over 90% of total ZADAXIN sales. Cost of product sales as a percentage of product sales increased to 27.6% for the fourth quarter 2006 compared to 18.8% for the comparable period of 2005. The difference is attributable to a royalty accrual in the fourth quarter of 2006. We anticipate the cost of product sales as a percentage of product sales in future quarters for 2007 will return to previous levels of approximately 20%.

Net loss for the fourth quarter 2006 totaled $1,503,000, or $0.03 per share, compared to a net loss of $1,625,000, or $0.04 per share, for the fourth quarter 2005. For the full year ended December 31, 2006, net income was $727,000, or approximately $0.02 per share, compared to a net loss of $7,713,000, or $0.17 per share, for the full year ended December 31, 2005. Net income for the full year 2006 included an $8,000,000 settlement from Schering Plough KK in April 2006.

Research and development expenses for the fourth quarter 2006 totaled $3,191,000, compared to $3,213,000 for the fourth quarter 2005. Research and development expenses for the full year ended December 31, 2006 were $14,088,000, versus $14,406,000 for the full year ended December 31, 2005.

General and administrative (G&A) expenses for the fourth quarter 2006 were $2,076,000, compared to $1,944,000 for the fourth quarter 2005. G&A expenses for the full year 2006 were $9,040,000 versus $7,457,000 for 2005. The increase in G&A expenses for 2006 is primarily attributed to higher salary expense, increased consulting fees, and the expensing of stock-based options.

In January 2006, the Company adopted Financial Accounting Standards Board Statement No.123 (revised 2004), "Share-Based Payment" (SFAS 123R) requiring share-based payments to employees and directors, including grants of stock options, to be recognized in statements of operations based on their fair values. SFAS 123R related expenses will be non-cash charges.

Cash, cash equivalents and short-term investments totaled $42,592,000 at December 31, 2006, compared to $42,073,000 at September 30, 2006 and $42,256,000 at December 31, 2005.

Financial Guidance for Full Year 2007

Based on SciClone's current plans for operations and clinical development, the Company estimates that revenues for the full year 2007 will increase to approximately $35,000,000 to $36,000,000 driven primarily by continued growth in sales of ZADAXIN to China. Research and development expenses for the full year 2007 are estimated to be approximately $14,000,000 to advance the development of ZADAXIN, SCV-07 and DC Bead. Net loss for the full year 2007 is estimated to be approximately $7,000,000 or $0.15 net loss per share.

Cash, cash equivalents and short-term investments at December 31, 2007 are estimated to be approximately $32,000,000.

Conference Call

SciClone will host a conference call at 10:00 a.m. ET (7:00 a.m. PT) today, Thursday, March 15, 2007. The call will contain forward-looking statements. Financial and statistical information to be discussed in the conference call will be posted on the Investor Relations section of SciClone's web site at www.sciclone.com prior to the commencement of the conference call.

        DATE:        Thursday, March 15, 2007
        TIME:        10:00 a.m. ET (7:00 a.m. PT)
        WEBCAST:     Live call and replay accessible at www.sciclone.com
        LIVE CALL:   888-515-2235 (U.S./Canada)
                     719-457-2601 (International)
About SciClone

SciClone Pharmaceuticals is a biopharmaceutical company engaged in the development of therapeutics to treat life-threatening diseases. SciClone's lead product ZADAXIN® is currently being evaluated in late-stage clinical trials for the treatment of malignant melanoma and hepatitis C. ZADAXIN is approved for sale in select markets internationally, most notably in China where SciClone has an established sales and marketing operation. A key part of SciClone's strategy is to leverage its advantage in China by in-licensing or acquiring the marketing rights to other products, such as the DC Bead™, to broaden its portfolio in this rapidly growing pharmaceutical market. SciClone's other drug development candidate is SCV-07, currently in early clinical development in the U.S. for the treatment of viral infectious diseases. For more information about SciClone, visit www.sciclone.com.

The information in this press release contains forward-looking statements including our expectations and beliefs regarding future sales and financial results for 2007, and progress and results of our clinical trials. Words such as "expects," "plans," "believe," "may," "will," "anticipated," "intended" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, goals, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including changes in demand for ZADAXIN, the progress or failure of clinical trials, our actual experience in executing on our objectives, the performance of our partners, maintenance of the sufficiency and eligibility of the enrolled patient population, unanticipated delays or additional expenses incurred during our clinical trials, our future cash requirements, delays in analyzing and synthesizing data obtained from clinical trials, the performance and future actions of our strategic partners, unexpected delays in clinical trial enrollment, future actions by the U.S. Food and Drug Administration or equivalent regulatory authorities in Europe and the fact that experimental data and clinical results derived from studies with a limited group of patients may not be predictive of the results of larger studies, as well as other risks and uncertainties described in SciClone's filings with the Securities and Exchange Commission.

                      SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                        Three months ended          Twelve months ended
                           December 31,                December 31,
                        2006          2005          2006          2005
                    ============  ============  ============  ============

Product sales       $  8,464,000  $  7,314,000  $ 32,433,000  $ 27,842,000
Contract revenue          59,000        90,000       229,000       492,000
                    ------------  ------------  ------------  ------------

Total revenues         8,523,000     7,404,000    32,662,000    28,334,000
Cost of product
 sales                 2,334,000     1,375,000     6,889,000     4,875,000
                    ------------  ------------  ------------  ------------

Gross margin           6,189,000     6,029,000    25,773,000    23,459,000

Operating expenses:
   Research and
    development        3,191,000     3,213,000    14,088,000    14,406,000
   Sales and
    marketing          2,883,000     2,809,000    11,569,000    10,237,000
   General and
    administrative     2,076,000     1,944,000     9,040,000     7,457,000
                    ------------  ------------  ------------  ------------
Total operating
 expenses              8,150,000     7,966,000    34,697,000    32,100,000
                    ------------  ------------  ------------  ------------

Loss from
 operations           (1,961,000)   (1,937,000)   (8,924,000)   (8,641,000)

Interest and
 investment income       474,000       386,000     1,764,000     1,273,000
Interest and
 investment expense      (22,000)      (74,000)      (94,000)     (345,000)
Other income, net(1)       6,000             -     7,981,000             -
                    ------------  ------------  ------------  ------------

Net income (loss)   ($ 1,503,000) ($ 1,625,000) $    727,000  ($ 7,713,000)
                    ============  ============  ============  ============

Earnings per share:
  Basic net income
   (loss) per share ($      0.03) ($      0.04) $       0.02  ($      0.17)
                    ============  ============  ============  ============
  Diluted net
   income (loss)
   per share        ($      0.03) ($      0.04) $       0.02  ($      0.17)
                    ============  ============  ============  ============

Weighted average
 shares used in
 computing:
   Basic net income
    (loss) per
    share             45,912,447    45,870,046    45,901,015    45,328,714
                    ============  ============  ============  ============
   Diluted net
    income (loss)
    per share         45,912,447    45,870,046    46,072,027    45,328,714
                    ============  ============  ============  ============

(1) For the twelve-month period ended December 31, 2006, other income included $8,000,000 from the settlement of a clinical trial disupute

                      SCICLONE PHARMACEUTICALS, INC.
                        CONSOLIDATED BALANCE SHEETS

                                  ASSETS

                                                December 31,  December 31,
                                                    2006          2005
                                                ============  ============
                                                (unaudited)
Current assets:
  Cash and cash equivalents                     $ 25,615,000  $ 25,845,000
  Restricted short-term investments                  698,000       692,000
  Other short-term investments                    16,279,000    15,719,000
  Accounts receivable, net of allowance of
   $50,000 in 2006 and $82,000 in 2005            13,277,000     9,701,000
  Inventories                                      3,232,000     3,272,000
  Prepaid expenses and other current assets        1,640,000     1,890,000
                                                ------------  ------------
Total current assets                              60,741,000    57,119,000
Property and equipment, net                          297,000       380,000
Intangible assets, net                               402,000       472,000
Other assets                                       1,144,000     1,544,000
                                                ------------  ------------
Total assets                                    $ 62,584,000  $ 59,515,000
                                                ============  ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $    963,000  $    626,000
  Accrued compensation and employee benefits       1,813,000     1,960,000
  Accrued professional fees                          754,000       642,000
  Other accrued expenses                           2,487,000     1,687,000
  Accrued clinical trials expense                  1,803,000     1,658,000
  Deferred revenue                                    62,000       211,000
  Convertible notes payable                                -     1,600,000
                                                ------------  ------------
Total current liabilities                          7,882,000     8,384,000
Other long-term liabilities                           68,000        68,000
Commitments and contingencies
Stockholders' equity:
  Preferred stock; $0.001 par value; 10,000,000
   shares authorized; no shares outstanding in
   2006 and 2005                                           -             -
  Common stock; $0.001 par value; 75,000,000
   shares authorized; 46,001,249 and 45,877,420
   shares issued and outstanding in 2006 and
   2005, respectively                                 46,000        46,000
  Additional paid-in capital                     213,064,000   210,245,000
  Accumulated other comprehensive income              78,000        53,000
  Accumulated deficit                           (158,554,000) (159,281,000)
                                                ------------  ------------
Total stockholders' equity                        54,634,000    51,063,000
                                                ------------  ------------
Total liabilities and stockholders' equity      $ 62,584,000  $ 59,515,000
                                                ============  ============

                      SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (Unaudited)

                                                    Twelve months ended
                                                       December 31,
                                                    2006          2005
                                                ============  ============

Operating activities:
Net income (loss)                               $    727,000  $ (7,713,000)
Adjustments to reconcile net income (loss)
    to net cash provided by (used in) operating
    activities:
  Non cash expense related to employee stock
   options                                         2,446,000       472,000
  Other non-cash income, net                               -        16,000
  Depreciation and amortization                      233,000       228,000
  Changes in operating assets and liabilities:
    Accounts receivable, net                      (3,576,000)      578,000
    Inventories                                      148,000       907,000
    Prepaid expenses and other assets                644,000      (447,000)
    Accounts payable and other accrued expenses    1,137,000    (1,328,000)
    Accrued compensation and employee benefits      (147,000)     (693,000)
    Accrued clinical trials expenses                 145,000       158,000
    Accrued professional fees                        112,000       191,000
    Deferred revenue                                (149,000)     (460,000)
                                                ------------  ------------
Net cash provided by (used in) operating
 activities                                        1,720,000    (8,091,000)
                                                ------------  ------------

Investing activities:
  Purchases of property and equipment                (75,000)     (119,000)
  Purchases of short-term investments            (13,274,000)  (12,265,000)
  Proceeds from maturities of short-term
   investments                                    12,734,000     5,950,000
                                                ------------  ------------
Net cash used in investing activities               (615,000)   (6,434,000)
                                                ------------  ------------

Financing activities:
  Proceeds from issuances of common stock,
    net of financing costs                           265,000     3,166,000
  Repayment of notes payable                      (1,600,000)   (4,000,000)
                                                ------------  ------------
Net cash used in financing activities             (1,335,000)     (834,000)
                                                ------------  ------------

Net decrease in cash and cash equivalents           (230,000)  (15,359,000)
Cash and cash equivalents, beginning of period    25,845,000    41,204,000
                                                ------------  ------------
Cash and cash equivalents, end of period        $ 25,615,000  $ 25,845,000
                                                ============  ============

Corporate Contact:
Richard Waldron
Executive Vice President and Chief Financial Officer
SciClone Pharmaceuticals, Inc.
650-358-3437